UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 16, 2007

CurrencySharesSM Swiss Franc Trust
Sponsored by Rydex Specialized Products LLC,
d/b/a Rydex Investments
(Exact name of registrant as specified in its charter)

NEW YORK	001-32907	20-4686336
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9601 BLACKWELL ROAD, SUITE 500	20850
ROCKVILLE, MARYLAND
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 296-5100

NOT APPLICABLE
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On January 16, 2007, the Audit Committee of Rydex Specialized Products LLC (the “Sponsor”), sponsor of CurrencySharesSM Swiss Franc Trust (the “Trust”), concluded that the Trust will amend its previously filed report for the quarterly period ended July 31, 2006 (the “Quarterly Report”). The Sponsor intends to amend the Quarterly Report to correct inaccuracies resulting from an error in accounting for the portion of Swiss Francs received in basket creations and paid out in basket redemptions that related to accrued interest. These payments were included in the calculation of interest income of the Trust, rather than redeemable capital shares. In the interim, investors should no longer rely on the financial statements currently on file with the Securities and Exchange Commission for the period indicated above.

This error did not affect the reported net asset value of the Trust or distributions made to holders of the Trust’s shares.

The estimated earnings impact is as set forth below:

	Interest Income	Interest Income
Fiscal Period	as Previously Reported	as Restated
Inception to Date July 31, 2006	$12,055	$10,470
	Earnings Per Share	Earnings Per Share
Fiscal Period	as Previously Reported	as Restated
Inception to Date July 31, 2006	$0.06	$0.05

The Sponsor’s management and a member and representative of the Audit Committee have discussed the matters disclosed above with PricewaterhouseCoopers LLP, the Trust’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURRENCYSHARESSM
SWISS FRANC TRUST
By: Rydex Specialized Products LLC
Sponsor of the CurrencySharesSM
Swiss Franc Trust
January 19, 2007	By: /s/ Carl G. Verboncoeur
Carl G. Verboncoeur
CEO and Treasurer

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